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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - JULY 15, 2002



                         NORTH FORK BANCORPORATION, INC.
             (Exact name of Registrant as specified in its charter)




           DELAWARE                       1-10458            36-3154608
(State or other jurisdiction            (Commission         (IRS Employer
      of incorporation)                 File Number)      Identification No.)



            275 BROADHOLLOW ROAD
               MELVILLE, NEW YORK                                 11747
              (Address of principal executive offices)        (Zip Code)




       Registrant's telephone number, including area code: (631) 844-1004


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ITEM 5.    OTHER EVENTS

            North Fork Bancorporation, Inc. issued a press release reporting net income for the quarter ended June 30, 2002 of $104.5 million or diluted earnings per share of $.64 as compared to net income of $78.2 million or diluted earnings per share of $.49 for the quarter ended June 30, 2001, representing increases of 34% and 31%, respectively. The full text of the earnings release is included herein as Exhibit 99.1.

      On July 16, 2002, Standard and Poor's announced that the Company will replace Immunex Corp. in the S&P 500 Index after the close of trading on July 16, 2002.

      Additionally, on July 16, 2002, Moody's Investors Service announced that it upgraded the long-term ratings of the Company and its subsidiaries and affirmed their Prime-1 short-term ratings. The issuer rating was raised to A2 (from A3). The deposit and bank financial strength ratings of North Fork Bank, the Company's primary subsidiary, were raised to A1 (from A2) and B- (from C+), respectively. The full text of the Moody's Investors Service press release is included herein as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements of the Business Acquired.
      Not Applicable

(b)   Pro Forma Financial Information
      Not Applicable

(c)   Exhibits

      99.1  Press Release dated July 15, 2002
      99.2  Moody's Investors Service Press Release dated July 16, 2002


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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 17, 2002




NORTH FORK BANCORPORATION,INC.


By:  /s/ Daniel M. Healy


        ------------------------
        Daniel M. Healy
        Executive Vice President
        Chief Financial Office